Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-294302, 333-271688) and on Form S-8 (No. 333-248322) of Nano-X Imaging Ltd. of our report dated April 30, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
April 30, 2026	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited